SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

                          Filed by the Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

                         [ ]Preliminary Proxy Statement
               [ ]Confidential, for use of the Commission only (as
                        permitted by Rule 14a-6(e)(2)).
                         [ X ]Definitive Proxy Statement
                       [ ]Definitive Additional Materials
      [ ]Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               PROCYON CORPORATION
                (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           1) Title of each class securities to which transaction applies:
           2) Aggregate number of securities to which transaction applies:
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           4) Proposed maximum aggregate value of transaction:
           5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
            1)Amount Previously Paid:
            2)Form, Schedule or Registration Statement No.:
            3)Filing Party:
            4)Date Filed:

                               PROCYON CORPORATION
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held October 24, 2008
                                ----------------

         Notice is hereby given that the Annual Meeting of Shareholders of Procyon Corporation, a Colorado corporation (the "Company"), will be held at the offices of Procyon Corporation, 1300 S. Highland Ave, Clearwater, Florida 33756 on Friday, October 24, 2008, at 5:00 p.m. EST, or at any adjournment or adjournments thereof, for the following purposes:

          1. To elect eight directors to hold office for the term set forth in the accompanying Proxy Statement and until their successors shall have been duly elected and qualified;

          2. To ratify the appointment of Ferlita, Walsh, & Gonzalez P.A. as independent auditors for the 2009 fiscal year; and

          3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING, although only shareholders of record at the close of business on August 27, 2008, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. The transfer books of the Company will not be closed.

                                            By Order of the Board of Directors,


                                            /s/  Regina W. Anderson
                                            -----------------------------------
                                            Regina W. Anderson
                                            Chief Executive Officer
Clearwater, Florida
September 29, 2008

                                    IMPORTANT

PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

                               PROCYON CORPORATION
                             1300 S. HIGHLAND AVENUE
                            CLEARWATER, FLORIDA 33756
                                 (727) 447-2998


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held October 24, 2008


General

         The enclosed proxy is solicited by the Board of Directors of Procyon Corporation (hereinafter referred to as the "Company") for use at the Annual Meeting of Shareholders to be held at the Procyon Corporation, 1300 S. Highland Ave., Clearwater, Florida at 5:00 p.m., Eastern Time, on Friday, October 24, 2008, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy will be mailed to shareholders on or about September 29, 2008. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by notifying the Secretary of the Company. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

         The record date with respect to this solicitation is August 27, 2008. All holders of record of Common Stock and Preferred Stock of the Company as of the close of business on that date are entitled to vote at the meeting. As of August 27, 2008, the Company had a total of 8,254,488 voting shares consisting of 8,055,388 of Common shares, and 199,100 shares of Preferred Stock. Each Common and Preferred share is entitled to one vote. A majority of the votes entitled to be cast constitutes a quorum. If a quorum exists, action on any matter other than the election of directors will be approved if the votes cast in person or by proxy at the meeting favoring the action exceed the votes cast opposing the action. In the election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected. Abstentions and broker non-votes are not counted in the calculation of the vote. The Company's officers and directors and director nominees, who are expected to vote for the directors nominated by the Board of Directors and to vote in accordance with the recommendations of the Board of Directors, own a majority of the Company's outstanding shares. A shareholder may revoke a proxy at any time prior to its being voted. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. The cost of this solicitation will be borne by the Company. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation. Proxies may be solicited personally or by mail, facsimile or telephone.

         As a matter of policy, the Company holds proxies, ballots and voting tabulations that identify individual shareholders confidential. Such documents are available for examination only by the inspectors of election, none of which is an employee of the Company, and certain employees associated with tabulation of the vote. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

                            I. ELECTION OF DIRECTORS

         The eight nominees for election as directors are currently members of the Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate or the Board of Directors may reduce the number of directors to eliminate the vacancy. If the nominees for director are re-elected, the Board will continue to be composed of a majority of independent directors.

         The following material contains information concerning the nominees, including their recent employment, positions with the Company, other directorships and age as of the date of this Proxy Statement.

                                    Capacities in                     Director
NAME                        Age     Which Served                       Since
----                        ---     ------------                       -----

Regina W. Anderson          61       Chief Executive Officer and        2005
                                     Chairman of the Board
Chester L. Wallack          67       Director                           1995
Fred W. Suggs, Jr.          62       Director                           1995
Alan B. Crane               58       Director                           1995
Jeffery S. Slowgrove        51       Director                           1999
James B. Anderson           38       Director                           2006
Justice W. Anderson         31       Director                           2006
Michael T. Foley            70       Director                           2006


         Regina Anderson. Ms. Anderson has served as Chairman of the Board of Directors since September 2005, and as our Chief Executive Officer since November 2005. Ms Anderson has 27 years experience in the medical field and 21 years of management experience. Ms. Anderson worked at HealthSouth Rehabilitation Hospital for ten years as Outpatient Director, in charge of the main outpatient center plus four satellite offices. As Outpatient Director, she was responsible for budgets involving over thirty thousand outpatient visits per year; marketing of multiple outpatient specialty programs; and staffing with thirty employees reporting directly to her. Prior to her work at HealthSouth, she worked as the lead clinician at Clearwater Rehabilitation Center. Regina was Vice-President of Operations at Stuffit Direct Marketing Company from 1980 through 1989. She was in charge of franchise sales and training; coupon processing/production as well as coordination among thirteen franchise offices. Regina was co-owner and President of Foxy's T-Shirt Shops and Le Shirt Company from 1978-1980. Foxy's had five locations. She worked as a Speech Language Pathologist with Morton Plant Hospital from 1970 through 1976. Regina received her Masters Degree from Kansas State University in 1970.

         Chester L. Wallack. Mr. Wallack has served as a director since 1995. Mr. Wallack is also a member of the Compensation Committee. He has served as Chief Executive Officer of Felton West, Inc., a real estate development and construction company in Dover, Delaware, since 1990. Mr. Wallack is a retired United States Air Force officer having served as a pilot and in various management capacities. He graduated from the University of Kansas with a B.S. degree in Industrial Management and from Southern Illinois University with an M.B.A. degree in Finance.

         Fred W. Suggs, Jr. Mr Suggs has served on our Board of Directors since 1995. He is also a member of the Compensation Committee and the Ethics Committee. He has been a practicing attorney since 1975. He is a partner in the Greenville, South Carolina office of Ogletree, Deakins, Nash, Smoak & Stewart, specializing in labor and employment law. He has been certified as a specialist in labor and unemployment law by the South Carolina Supreme Court and is a frequent lecturer on labor and employment law issues. Mr. Suggs graduated from Kansas State University with a B.S. degree and he received his J.D. degree from the University of Alabama.

         Alan B. Crane. Mr. Crane has served on our board since 1995 and is also a member of the Ethics Committee. He is a partner in Crane Farms, a farming partnership in Larned, Kansas. In 1994, Mr. Crane was appointed by the governor of Kansas to the Kansas Water Authority to oversee project expenditures. He received a B.S. degree from Kansas State University.

         Jeffery Slowgrove. Mr. Slowgrove has served as a director since 1999. Since 1998, Mr. Slowgrove has been the President of JSS Management Consulting, Inc., a consulting firm in Palm Harbor, Florida, providing funding for start up organizations and advice on the business and management issues facing companies during early rapid growth and expansion phases. He co-founded IMR Global Corp. in 1988 and has served as a director since its inception. From 1988 to 1998, he also served as Treasurer of IMR Global Corp., which is a public company providing applications software-outsourcing solutions for the information technology departments of large businesses. He received a B.B.A. from the University of Michigan.

         James B. Anderson. Mr. Anderson has served as our Chief Financial Officer since June 2005 and as a director since December 2006. In addition, from September 22, 2005, until that position was filled by Regina Anderson on November 1,2005, Mr. Anderson served as Interim Chief Executive Officer. On June 28, 2005, Mr. Anderson was appointed to serve as the President of Sirius Medical Supply, Inc. Since 1993, Mr. Anderson has been involved with Amerx Health Care Corporation as its Chief Information Officer. In 1996, Mr. Anderson became involved with Procyon Corporation after its merger and has since performed the duties of Vice President of Operations. Prior to Mr. Anderson's work with the Company, he was involved with importing and exporting to Russia and Direct Mail Marketing. He received a B.S. from the University of South Florida. Mr. Anderson is the son of John C. Anderson, our late President, Chief Executive Officer and Chairman of the Board, the son of Regina Anderson, the Company's Chairman of the Board and Chief Executive Officer, and the brother of Justice W. Anderson, a director and our Vice President of Sales & Marketing and the President of Amerx Health Care Corporation. Mr. Anderson is the son-in-law of our deceased former director, Richard T. Thompson.

         Justice W. Anderson. Mr. Anderson has served as a director since December 2006. Since June 28, 2005, Mr. Anderson has served as our Vice President of Sales and Marketing and the President of Amerx Health Care Corporation. Since January of 2001, Mr. Anderson has been Vice President of Sales for Amerx Health Care Corp. He also serves on the board of the American Academy of Podiatric Practice Management. From August 2000 to January 2001, he served as Senior Sales Representative, and as a sales representative from May 2000 to August 2000. He received a B.A. degree from the University of Florida. Mr. Anderson is the son of John C. Anderson, our late President, Chief Executive Officer and Chairman of the Board, the son of Regina Anderson, the Company's Chairman of the Board and Chief Executive Officer and the brother of James B. Anderson, a director and our Chief Financial Officer and the President of Sirius Medical Supply, Inc.

         Michael T. Foley. Mr. Foley has been a director since 2006 and is a member of the Audit Committee, the Compensation Committee and the Ethics Committee. He is currently a Vice President and Director of Suwannee Lumber Company, manufacturers of various lumber grades, garden mulch and potting soil. From 1997 to 2003, Mr. Foley served as President and CEO of Gypsum Products, Inc. of Largo, FL. From 1972 to 1996 Mr. Foley served in various capacities at Florida Forest Products, Inc. including President, Chairman and CEO. Prior to his association with these building material suppliers, Mr. Foley worked for International Paper in pulp and newsprint sales. Michael received his Bachelor of Business Administration degree from the University of Notre Dame in 1960 and subsequently served on that university's National Alumni Board. He obtained his MBA from the University of Florida in 1965. Mr. Foley has been a member of the Pinellas County Committee of 100 and was appointed by Governor Lawton Chiles to the State of Florida Community Health Purchasing Alliance (CHPA) Board. Mr. Foley is also a retired Captain in the U.S. Naval Reserve.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding beneficial ownership of Common Stock as of August 27, 2008 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or director nominee, and (iii) all executive officers and directors as a group. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted. As to the Company's preferred stock, as of August 27, 2008, no officer or director of the company owned any preferred shares. In addition, no individual shareholder beneficially owned more than 5% of the Company's preferred shares.

                                                              Common Shareholdings on
                                                                  August 27, 2008
                                                            ---------------------------
                                                            Number of         Percent of
Name and Address(5)                                          Shares             Class
-------------------                                          ------             -----
Regina W. Anderson                                           72,500              *
Chester L. Wallack (l)                                      120,000(3)         1.45
Fred W. Suggs (l)                                           160,000(3)         1.93
Alan B. Crane                                                80,000(3)           *
Jeffery S. Slowgrove                                        606,200(4)         7.50
James B. Anderson                                           111,000(7)         1.34
Justice W. Anderson(6)                                    3,483,500(3)        42.12
Michael T. Foley (1)(2)                                     140,000(8)         1.7
All directors and officers and
director nominees as a group (eight persons)              4,838,200           59.00
RMS Limited Partnership, 50 W. Liberty St,                1,600,000           19.90
Suite 700, Reno, NV 89501

*    Less than 1%
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee.
(3) Includes 60,000 shares subject to currently exercisable options or options which will become exercisable within 60 days.
(4) Includes 10,000 shares of subject to currently exercisable options or options which will become exercisable within 60 days.
(5)  Except as noted above, the address for all persons listed is 1300 S.
     Highland Ave, Clearwater, Florida 33756
(6) Mr. Anderson beneficially owns 3,350,000 shares of common stock and 60,000 currently exercisable options to purchase shares of common stock as Trustee of the John C. Anderson Trust in accordance with Mr. Anderson's will. He also owns of record 73,000 shares of common stock.


                                      -4-


(7) Includes 30,000 shares subject to currently exercisable options and 10,000 shares in joint name with his wife.
(8)  Includes 5,000 shares in joint name with his wife.

Compensation of Directors and Executive Officers.

         Processes and Procedures for the Consideration and Determination of Executive and Director Compensation.

         Compensation programs for our executive officers are reviewed and recommended by our Compensation Committee and are approved by the Board of Directors. None of the executive officers are members of the Compensation
Committee or otherwise had any role in determining the compensation for themselves or other executives, although the Compensation Committee does receive input from the executive officers when considering adjustments to base salary and other compensation components and the Chief Executive Officer's recommendations with respect to compensation of the other executives. The
Compensation Committee conducts an annual review of our executive compensation programs to ensure that they meet the Company's objectives. The Compensation
Committee does not delegate its authority to evaluate and make recommendations to the Board concerning executive compensation to any persons. Further, the Compensation Committee has not relied in the past on any consultants in the performance of its duties. The Compensation Committee is also responsible for making recommendations concerning director compensation. Currently, the directors do not receive any compensation.

         Summary Compensation Table. The following table sets forth compensation information for the two fiscal years ended June 30, 2008 and 2007 of the Company's Chief Executive Officer and the President of our subsidiary, Amerx
Health Care Corp. (the "Named Executive Officers"). Elements of compensation for our Named Executive Officers include salary, discretionary cash bonuses and other perquisites and benefits. We do not have a pension plan, do not pay non-equity incentive plan based compensation and do not offer nonqualified deferred compensation arrangements. We also did not grant stock awards in fiscal year 2008. As a result, columns related to these items have been omitted from the table below.

                                                                             All Other
Name and Principal Position         Year        Salary($)     Bonus($)      Compensation($)       Total($)
---------------------------         ----        ---------     --------      ---------------       --------

Regina W. Anderson,                  2008      $152,165      $  2,000      $   -0-                $154,165
  President, Chief Executive         2007      $156,317      $    500          -0-                $156,817
  Officer
Justice W. Anderson,                 2008      $ 38,717      $  2,000      $105,072 (1)           $145,789
  President (Amerx Health            2007      $ 36,200      $  2,500      $112,437 (1)           $151,137
  Care Corp.)

(1) Consists solely of commissions on sales from Amerx Health Care Corp.


Outstanding Equity Awards at 2008 Fiscal Year End

         The following table sets forth information regarding the outstanding equity awards to our Named Executive Officers at June 30, 2008. We have not granted any stock awards to our Named Executive Officers and, accordingly, we had no outstanding stock awards during 2008. Thus, the columns related to stock awards have been omitted from the following table.


                                      -5-



                                  Option Awards
                  Number of         Number of
                                    Securities       Securities
                                    Underlying       Underlying
                                    Unexercised      Unexercised                Option
                                    Options          Options                    Exercise         Option
                                    (#)              (#)                        Price            Expiration
Name                                Exercisable      Unexercisable              ($)              Date
------------------------------------------------------------------------------------------------------------

Regina W. Anderson,                      -                    -                 -                -
         Chief Executive
         Officer and
         Chairman of the
         Board of Directors

Justice W. Anderson,                50,000 (1)                -                 $ .2125            12/2009
         President, Amerx           10,000 (1)                -                 $ .1594            11/2010
         Health Care Corp.

(1) As trustee of the John C. Anderson Trust in accordance with Mr. Anderson's will.

Stock Option Plan

         The Company's 1998 Omnibus Stock Option Plan, as amended on December
31, 2007 (the "1998 Plan"), which expires by its terms on December 5, 2008, is designed as a comprehensive benefit plan that gives the Company the ability to offer a variety of equity based incentives and awards to persons who are key to the Company's growth, development and financial success. The 1998 Plan permits the grant of awards to directors, employees and consultants of the Company and its subsidiaries. The 1998 Plan provides for the grant of incentive stock options ("Incentive Stock Options") within the meaning of the Code, non-qualified stock options, restricted shares, performance units, performance shares, dividend equivalent, share appreciation rights ("SARs") and other forms of awards, including deferrals of earned awards, (collectively, the "Awards").
Employees and non-employees to whom an offer of employment has been extended, directors and consultants of the Company are all eligible participants for all Awards, except that Incentive Stock Options may be granted only to employees.

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which construes and interprets the 1998 Plan, determines the terms and conditions of the Awards granted under the 1998 Plan, including the individuals who are to granted Awards, the exercise price, if any, the number of shares subject to an Award and the vesting and duration of Awards, subject to any restrictions contained in the 1998 Plan.

         The maximum number of shares of Common Stock reserved and available for Awards under the 1998 Plan is 1,000,000 and the Compensation Committee may limit the number of shares that may be awarded in the form of restricted stock Awards.

         The exercise price of Incentive Stock Options granted under the 1998
Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant, and must be 110% of fair market value when granted to an employee who owns shares representing more than 10% of the voting power of all classes of stock of the Company. The exercise price of non-qualified stock


                                      -6-



options granted under the 1998 Plan can not be less than 85% (100% as amended, effective for options granted on or after December 31, 2007) of the fair market value of the Common Stock on the date of grant. The term of all options granted under the 1998 Plan may not exceed ten years, except the term of Incentive Stock
Options granted to a 10% or more stockholder, may not exceed five years. The
1998 Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

         The 1998 Plan provides for the award of SARs and Performance Units and Performance Shares. A SAR is an incentive Award that permits the holder to receive (per share covered thereby) the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of such share on the date the SAR was granted or at such date as the Compensation
Committee designates. The Compensation Committee may grant SARs independently, in addition to, or in tandem (such that the exercise of the SAR or related stock option will result in forfeiture of the right to exercise the related stock option or SAR for an equivalent number of shares) with a stock option Award. A
Performance Unit or Performance Share is an incentive Award whereby the Company commits to make a distribution depending on the attainment of a performance objective and condition established by the Committee and the base value of the Performance Unit or Performance Share.

         Upon termination of services of a non-employee director or consultant, all options issuable, but not yet granted, to such persons for services rendered shall be granted and all options shall remain exercisable for the original option term. Options granted to an employee are exercisable for specified periods of time ranging from one month to one year following an employee's termination depending on the circumstances of the termination, except that options granted to an employee terminated for cause shall not be exercisable to any extent after termination. An unexercised option is exercisable only to the extent that it was exercisable on the date of termination.

         The 1998 Plan provides that, in the event the Company enters into an agreement providing for the merger of the Company into another corporation, an exchange of shares with another corporation, the reorganization of the Company or the sale of substantially all of the Company's assets, unvested stock options become immediately vested and exercisable. Upon the consummation of the merger, exchange, reorganization or sale of assets, the successor corporation must assume all Awards or substitute another Award on substantially identical terms to the outstanding Award. Effective December 31, 2007, the Company enacted certain amendments to the plan to make it compliant with the recent regulations that were issued concerning deferred compensation in Section 409A, IRC. These amendments did not have any material effect on the financial reporting of the Company.

Compensation of Directors

         No employee of the Company receives any additional compensation for his services as a director. No non-employee director receives any compensation for his service; however, the Board of Directors has authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. The Board of Directors may consider alternative director compensation arrangements from time to time.

Committees of the Board

         The Board of Directors has delegated certain of its authority to a Compensation Committee, an Audit Committee and an Ethics Committee.


                                      -7-


         The Compensation Committee is composed of Messrs. Wallack, Suggs and
Foley. The Compensation Committee adopted a Charter on December 8, 2007, a copy of which is attached to this proxy statement as Appendix B. Each member of the Compensation Committee is not a former or current officer or employee of the Company and is otherwise independent within the meaning of the applicable rules of The Nasdaq Stock Market, Inc. ("Nasdaq"). The primary function of the
Compensation Committee is to review and make recommendations to the Board with respect to compensation matters, including bonuses for employees, and to administer the Company's Option Plan. Historically, review and adjustment of compensation of our executive officers has primarily been determined by our Chief Executive Officer.

         The Company formed an Audit Committee in July 2004, composed solely of Mr. Slowgrove. In October 2006, the entire board of directors voted to act as the Company's Audit Committee on an interim basis. In December 2006, the Board nominated Michael T. Foley as Audit Committee member and Chair. The Board believes that Mr. Foley is independent pursuant to Nasdaq rules and also meets the requirements of an "audit committee financial expert" under applicable SEC
Rules. In addition, we have determined that Mr. Foley is also independent within the meaning of SEC Rule 10A-3(b)(1).

         The Audit Committee adopted a Charter, effective October 27, 2006. A copy of the Audit Committee Charter was attached as an Appendix to our Proxy
Statement for fiscal 2007, filed with the Securities and Exchange Commission on November 13, 2006. Pursuant to its Charter, the primary function of the Audit
Committee is to review and approve the scope of audit procedures employed and to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fees charged by the independent auditors. In addition, pursuant to the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder, the Audit Committee is responsible for, among other things, pre-approving all audit and non-audit services performed by the independent auditors, approving the engagement of the auditors and receiving certain reports from the independent auditors prior to the filing of the audit report. The Audit
Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

         The Company does not have a Nominating Committee. However, the entire board of directors, which is comprised of a majority of independent directors pursuant to applicable Nasdaq rules, performs the function of a nominating committee. The Company believes that a separate committee is not necessary for a company of its size. For purposes of the Audit Committee and the foregoing statement, the Company has used the definition of "independent director" as contained in the corporate governance rules of Nasdaq. With respect to the Audit
Committee, the Company also follows the audit committee independence requirements pursuant to Rule 10A-3(b) promulgated under the Exchange Act.

         The Company's Ethics Committee is composed of Messrs. Suggs, Crane and
Foley. The purpose of the Ethics Committee is to oversee and institute policies for corporate governance and ethical business standards. The Company has adopted a Code of Ethics for Senior Financial Officers.

Director Independence

         We believe that Messrs. Wallack, Suggs, Crane, Slowgrove and Foley are independent directors as defined under applicable Nasdaq rules. Regina W.
Anderson, James B. Anderson and Justice W. Anderson are not deemed to be independent directors as each is an executive officer or the Company and/or its subsidiaries. We believe Mr. Foley meets the audit committee independence requirements of Rule 10A-3(b).


                                      -8-


Nomination Procedures

         Shareholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the board. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in the Company's proxy card for the stockholder meeting at which his or her election is recommended.

         Shareholders may recommend individuals to the board for consideration as potential director candidates by submitting their names and background to the Company's Corporate Secretary, at the Company's address set forth above. Such recommendations will be forwarded to the board. The board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

         In order to be considered timely, shareholder nominations for our next annual meeting for fiscal 2010, along with all required information, must be received by the Company no later than July 11, 2009.

         The process followed or expected to be followed by the board to identify and evaluate candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.


         Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the board will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by board members or by other persons. In considering whether to recommend any candidate for inclusion in the board's slate of recommended director nominees, including candidates recommended by shareholders, the board will consider, among other things, the candidate's:

          o    integrity and honesty,

          o ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole,

          o background and experience with manufacturing, retailing, operations, finance, marketing or other fields which will complement the talents of the other board members,

          o willingness and capability to take the time to actively participate in board and Committee meetings and related activities,

          o ability to work professionally and effectively with other board members and Company management,

          o availability to remain on the board long enough to make an effective contribution, and

          o absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues; and

          o    experience with accounting rules and practices.


                                      -9-


         The board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.
The board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Audit Committee Report

         In September, 2008, the Audit Committee, submitted the following report:

         I have reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2008 (the "Fiscal Year 2008
Financial Statements").

         I have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public
Company Accounting Oversight Board in Rule 3200T.

         I have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1
(Independence Standards Board Standard No. 1, Independence Discussions with
Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and have discussed with the auditors the auditors' independence.

         Based upon the reviews and discussions referred to above, I recommended to the Board of Directors that the Fiscal Year 2008 Financial Statements be included in the Company's Form 10-K for the year ended June 30, 2008.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the proxy statement, in connection with the annual meeting, except to the extent that the Company specifically requests that this Report be specifically incorporated by reference.

     Date: September 18, 2008              Michael T. Foley,
                                           Audit Committee member and Chairman

Board and Committee Attendance

         In fiscal 2008, the Board of Directors held five formal meetings. A majority of directors attended each meeting in person or by telephone. The
Compensation Committee held one meeting during fiscal 2008. The Audit Committee held two meetings during fiscal 2008.

         The Company encourages, but does not require, Board members to attend the annual meeting of shareholders. All of the directors attended last year's annual meeting.

Code of Ethics for Senior Financial Officers

         The Company has adopted a Code of Ethics for Senior Financial Officers.
The Code of Ethics applies to all senior financial officers of the Company, including the Chief Executive Officer, the Chief Financial Officer, the
Treasurer and any other person performing similar functions.


                                      -10-


         The Board of Directors has unanimously approved and recommends that shareholders vote FOR the director nominees identified above.

                            II. SELECTION OF AUDITORS

         Our Audit Committee has approved the engagement of Ferlita, Walsh &
Gonzalez, P.A. of Tampa, Florida, to act as our independent registered public accountants for fiscal 2009, subject to approval of our shareholders in this proposal for the annual meeting. Ferlita, Walsh & Gonzalez, P.A. has examined the financial statements of the Company beginning with the fiscal year ended
June 30, 1999. No members of Ferlita, Walsh & Gonzales, P.A. are expected to be in attendance at the annual meeting.

         Audit Fees. In fiscal 2008, the Company paid to its independent accountants $32,629 in fees related directly to the audit and review of the Company's financial statements. In fiscal 2007, the Company paid to its independent accountants $34,749 in fees related directly to the audit and review of the Company's financial statements.

         Audit-Related Fees. The Company's independent accountants performed no other audit-related services for the Company during fiscal 2007 and 2008 other than the audit services described above.

         Tax Fees: In fiscal 2008, the Company paid to its independent accountants $2,490 in fees related directly to tax preparations. In fiscal 2007, the Company paid to its independent accountants $1,350 in fees related directly to tax preparations.

         All Other Fees: The Company's independent accountants performed no other services for the Company during fiscal 2006 and 2007 other than the audit and tax services described above.

         The board of directors of the Company considers the services provided by Ferlita, Walsh, & Gonzalez, P.A. to be compatible with maintaining Ferlita, Walsh & Gonzalez, P.A.'s independence.

         Audit Committee Pre-Approval Procedures. Procyon's independent auditor reports to, and is engaged at the direction of, the Audit Committee, with annual approval by the shareholders. Effective May 2003, the board implemented, and after the formation of the Audit Committee in July 15, 2004, the Audit Committee ratified, new procedures for the pre-approval of audit and non-audit services performed by the Company's independent auditors. The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company and acts to assure that the independent auditors are not engaged to perform specific non-audit services proscribed by law or regulation.

The Board of Directors recommends a vote FOR ratification of Ferlita, Walsh &
Gonzalez P.A. as independent auditors for the Company for the 2009 fiscal year.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file, or late filing, of such reports. Based solely on the Company's review of the reports and amendments thereto furnished to the Company and written representations that no other reports were required to be filed in fiscal 2008, the Company's officers, directors and beneficial owners of more than ten percent of its Common Stock complied with all Section 16(a) filing requirements.

                                      -11-


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than transactions described below, since July 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

          o    in which the amount involved exceeds $120,000; and,

          o in which any director, nominee for director, executive officer, shareholder which beneficially owns five percent or more of our common stock or any member of their immediate family members, had or will have a direct or indirect material interest.

         Messrs. Wallack, Suggs, Crane and Thompson, have purchased a total of 261,000 shares of Preferred Stock at a price of $1 per share. Such purchases were made on terms and conditions, which were identical to the purchases made by all other private investors who purchased Preferred Stock. Regina W. Anderson, our Chairman and Chief Executive Officer, personally guaranteed the loan we secured from Bank of America, N.A., in the amount of $508,000, to purchase our office building in July 2006 and guaranteed a line of credit secured by the Company in the amount of $250,000. Mr. Slowgrove, a director, acted as a consultant to the Company for portions of fiscal 2008, at a total compensation to him of approximately $6,250.

                                  ANNUAL REPORT

         The Annual Report to Shareholders for fiscal 2008 is being sent to all shareholders with this Proxy Statement. The Annual Report to Shareholders does not form any part of the material for the solicitation of any Proxy. The Annual
Report to Shareholders contains the Company's Annual Report on Form 10-K for fiscal 2008, as filed with the Securities and Exchange Commission on September
5, 2008. An additional copy, without exhibits, is available without charge to any shareholder of the Company upon written request to James B. Anderson, Procyon Corporation, 1300 S. Highland Ave., Clearwater, Florida 33756.

                              SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the
"Exchange Act"), some stockholder proposals may be eligible for inclusion in the Company's Proxy Statement for the Company's 2010 Annual Meeting. Shareholders who intend to submit proposals for inclusion in the Proxy Statement relating to the year ending June 30, 2009 must do so by sending the proposal and supporting statements, if any, to the Company no later than July 11, 2009, and must meet the requirements of Rule 14a-8 under the Exchange Act. Such proposals should be sent to the attention of the Corporate Secretary, Procyon Corporation, 1300 S.
Highland Ave, Clearwater, Florida 33756. The submission of a stockholder proposal does not guarantee that it will be included in the Company's Proxy
Statement. If a shareholder intends to present a proposal for consideration at the fiscal 2010 annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, the SEC rules permit management to vote proxies in its discretion if we receive notice of the proposal before the close of business on September
24, 2009 and advise shareholders in our proxy statement for next year's annual meeting about the nature of the matter and how our management intends to vote on such matter.

                    SHAREHOLDER COMMUNICATIONS WITH THE BOARD

         The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in a writing addressed to Procyon Corporation, 1300 S.
Highland Ave., Clearwater, Florida 33756. The Corporate Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.


                                      -12-


                                  OTHER MATTERS

         Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or person acting under the Proxy.






                                      -13-





                                   Appendix A
                               PROCYON CORPORATION
          Annual Meeting of Shareholders to be held on October 24, 2008

KNOW ALL MEN BY THESE PRESENTS: that the undersigned shareholder of Procyon
Corporation (the "Company") hereby constitutes and appoints Regina W. Anderson and Chester L. Wallack, or either of them, as attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock or Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held October 24, 2008, and at any and all adjournments thereof with respect to the matters set forth below and described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated
September 29, 2008, receipt of which is acknowledged.

1. To consider and act upon a proposal to elect Regina W. Anderson, and Messrs. Chester L. Wallack, Fred W. Suggs, Jr., Alan B. Crane, Jeffery S.
     Slowgrove, James B. Anderson, Justice W. Anderson and Michael T. Foley as directors to hold office for one-year terms or until their successors are elected and qualified.

     o    FOR ELECTION OF ALL NOMINEES (except as shown below)

     o    WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
          Instruction: To withhold authority to vote for any individual nominee, strike through the nominee's name below.

                       Regina W. Anderson        Chester L. Wallack
                       Fred W. Suggs, Jr.        Alan B. Crane
                       Jeffery S. Slowgrove      Michael T. Foley
                       James B. Anderson         Justice W. Anderson

2. To ratify the appointment of Ferlita, Walsh, & Gonzalez, P.A. as independent auditors of the Company for the 2009 fiscal year.

                  o        FOR RATIFICATION
                  o        AGAINST RATIFICATION
                  o        ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

                  o        AUTHORIZED TO VOTE
                  o        ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE
VOTED FOR THE NOMINEES LISTED AND FOR PROPOSAL 1 AND THE PROXY HOLDERS WILL VOTE
ON ANY PROPOSAL UNDER 3 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

Please mark, date, and sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated:
                                          --------------  -------------------------
                                                                   Signature

         [Mailing Label]            Dated:
                                          --------------  -------------------------
                                                          Signature if held jointly





                                   Appendix B

               PROCYON CORPORATION COMPENSATION COMMITTEE CHARTER

Purpose

         The Compensation Committee of Procyon Corporation (the "Company) is charged with the following responsibilities:

          o reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company;
          o reviewing and commenting on new executive compensation programs that the Company proposes to adopt;
          o overseeing, administering and approving matters related to the Company's stock option plan;
          o periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that such compensation is properly coordinated to yield payments and benefits that are reasonably related to executive performance;
          o ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders;
          o participating in the preparation of certain portions of the Company's annual proxy statement and other SEC filings related to compensation matters;
          o if necessary, hiring a compensation expert to provide independent advice on compensation levels;
          o ensuring that the Company undertakes appropriate planning for management succession and advancement;
          o    providing reports to the Board from time to time regarding the matters reviewed or approved by the Compensation Committee;
          o    reviewing and evaluating its own performance on an annual basis and providing a report of such review to the Board; the performance of the Compensation Committee shall be reviewed and evaluated on an annual basis by the Board;
          o otherwise discharging the Board's responsibilities relating to compensation of the Company's officers and directors; and-
          o reviewing and reassessing this Charter at least annually and submitting any recommended changes to the Board for its consideration.

Compensation Philosophy

         The primary objective of the Company's executive compensation program is to help the Company to achieve its strategic business objectives and to create value for the Company's stockholders by attracting, motivating and retaining highly qualified employees with outstanding ability. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect Company profits. The compensation program strives to align compensation methods with stockholder interests to achieve desired results and, above all, to pay for performance.

Membership

         The Compensation Committee will be composed of not less than three (3) members of the Board. The members will be selected by the Board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity. Each member shall be an "independent director" within the meaning of Section 4200(a)(15) of the The Nasdaq Stock
Market, Inc. Rules, be a "non-employee director" within the meaning of Rule
16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and
(3) be an "outside director" under the regulations promulgated under Section
162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         No officers or employees of the Company or any of its subsidiaries may serve on the Committee unless if, in the opinion of the Board of Directors, the former officer will exercise independent judgment and will significantly assist the committee to function. However, a majority of the Committee will be directors who were not formally officers of the Company or and of its subsidiaries.


                                      -15-



Meetings

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company's agreement. As part of its job to foster open communication, the Committee should meet at least annually with management to discuss any matters that the committee or each of these groups believe should be discussed privately.

Minutes

         Minutes shall be kept of each meeting of the Compensation Committee and will be provided to each member of the Board of Directors.

Compensation Components

         The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock options. In determining the mix and total amount of compensation for each executive officer, the Compensation Committee subjectively considers the executive's overall value to the Company including past and expected contributions by the officer to the Company's goals. In addition, the Compensation Committee strives to balance short-term and long-term incentive compensation to achieve desired results.

Base Salary

         The Company has historically determined base salary for its executives based on qualifications, job requirements and competitive market salaries that such qualifications and job requirements command. As the Company grows, it will rely more heavily on peer group competitive compensation practices to remain consistent and competitive in its compensation practices.

         Salaries for executives shall be reviewed by the Compensation Committee on an annual basis and may be adjusted based upon its assessment of the individual's contribution to and financial growth of the Company as well as competitive pay levels.

Bonus

         Bonuses may be granted for a fiscal year after the financial results for that fiscal year become available. The Compensation Committee shall meet to consider annual bonuses for each executive based on individual performance as well as overall financial results of the Company for the year. There is no plan requiring that bonuses be paid. However, pursuant to their employment agreements, certain executive officers may be entitled to receive an annual bonus, the actual amount of which shall be determined in the sole discretion of the Compensation Committee.

Stock Options

         The Company believes that significant equity interests in the Company in the form of stock options held by the Company's management serve to align the interests of the executive management team with shareholder interests. The
Compensation Committee may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the Stock Option
Plan, as amended.

         In determining the grants of stock options and restricted stock, the Compensation Committee shall take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient as well as the amount of prior grants.


                                      -16-
